                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GEOWORKS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                              GEOWORKS CORPORATION
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2000

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Geoworks Corporation, a Delaware Corporation (the "Company"), will be held on Tuesday, September 12, 2000 at 11:00 a.m. local time at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To approve an increase in the number of authorized shares of Common Stock issuable by the Company from 40,000,000 to 80,000,000.

     3. To approve an amendment to the Company's 1994 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended March 31, 2001.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 21, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          TIMOTHY J. TOPPIN
                                          Secretary

Alameda, California
August 10, 2000

                              GEOWORKS CORPORATION
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Geoworks Corporation, a Delaware corporation ("Geoworks" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 12, 2000 at 11:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501. The telephone number at that location is (510) 814-1660. Only holders of record of the Company's Common Stock at the close of business on July 21, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on July 21, 2000, the Company had 18,625,501 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended March 31, 2000, including financial statements, were first mailed on or about August 10, 2000, to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Company (Attention: Timothy J. Toppin, Secretary) stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

VOTING RIGHTS

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the above Record Date. Shares of Common Stock may not be voted cumulatively.

     With respect to Proposal No. 1, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, shall be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no other legal effect upon election of directors under Delaware law.

     Proposal No. 2 requires for approval the affirmative vote of the majority of shares of Common Stock outstanding as of the Record Date. With respect to Proposal No. 2, abstentions and broker non-votes will be counted towards a quorum and have the same effect as a negative votes with regard to the proposal. Proposals Nos. 3 and 4 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. With respect to Proposal Nos. 3

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

and 4, abstentions and broker non-votes will be counted towards a quorum, but abstentions will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether or not a proposal has been approved. In addition, for Proposal Nos. 3 and 4, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares of Common Stock outstanding on the Record Date.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting the enclosed proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic means or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities. In addition, the Company has hired and will pay the fees of a proxy solicitor estimated to be approximately $10,000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than April 4, 2001 in order that they could be included in the proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before the 2001 Annual Meeting (but not include it in the Company's proxy material) must provide written notice of such proposal by July 12, 2001.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

     The Board of Directors is presently comprised of six (6) directors as provided by the Company's Bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them are set forth below.

                                                                                               DIRECTOR
           NAME OF NOMINEE             AGE                PRINCIPAL OCCUPATION                  SINCE
           ---------------             ---                --------------------                 --------
David Neylon(1)(2)...................  52     Chairman of the Board of the Company               2000
John B. Balousek(1)(2)...............  55     Retired Executive Vice President and Founder       1998
                                              of PhotoAlley.com
Kevin P. Fitzgerald(2)...............  43     Chairman of the Board of Latin Broadband           1999
                                              Group
Andrew Cole..........................  33     Vice President, Global Wireless Practice of        2000
                                              Renaissance Strategy
David L. Grannan.....................  36     Chief Executive Officer, President of the          1999
                                              Company
Stephen T. Baker.....................  42     Chief Financial Officer, Vice President of         1999
                                              the Company

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     There are no family relationships between any directors or executive officers of the Company.

     Mr. Neylon joined the Board of Directors in January 2000. He was appointed Chairman of the Board of Directors in April 2000. Mr. Neylon was previously with LookSmart, Ltd., a leading Internet search and directory company, where he served as Chief Operating Officer from November 1998 to September 1999. Mr. Neylon was Senior Vice President of WorldPlay Entertainment from 1995 to 1998. Mr. Neylon was with AT&T from 1987 to 1995. He was Vice President of ImagiNation Network, a subsidiary of AT&T and the predecessor of WorldPlay Entertainment from 1993 to 1995. Mr. Neylon held a variety of other positions with AT&T, including product management assignments at AT&T's Computer Systems Division, strategic planning for AT&T's Consumer Products Division, and in emerging technology ventures for AT&T's Easylink Systems. Mr. Neylon holds a BA degree from Drew University and a MBA from Rutgers.

     Mr. Balousek joined the Board of Directors in December 1998. Mr. Balousek was Executive Vice President and a Founder of PhotoAlley.com, a San Francisco-based start-up company providing electronic commerce services from 1998 through 1999. In 1996 Mr. Balousek was named Chairman and Chief Executive Officer of True North Technologies, the digital and interactive services company of Foote, Cone & Belding Communications (FCB), an agency network of parent company True North Communications. Mr. Balousek joined the San Francisco office of FCB, one of the nation's leading advertising agencies, in 1979 and was named general manager of the office in 1986. Mr. Balousek was named President of FCB West and a director of the firm in 1989, and was named President and Chief Operating Officer of the $5 billion agency in 1991. Prior to joining FCB, Mr. Balousek was in brand management at Procter & Gamble. In addition to Geoworks, he currently serves as a Director of FreeShop.com, Pets.com, and Micron Electronics Corp., all publicly-held companies, and Encirq Corp., Magnifi.com, and EyeShop.com, all privately held companies. Mr. Balousek serves as Chairman of the Board of Encirq Corp. Mr. Balousek holds a BA degree from Creighton University and a Master's degree from Northwestern University.

     Mr. Fitzgerald joined the Board of Directors in December 1999. Mr. Fitzgerald is the Chairman of the Board of Latin Broadband Group, a South American wireless broadband and paging services provider. From May 1995 to June 2000, Mr. Fitzgerald served as President, Chief Executive Officer, and director of Neff Corporation, one of the largest equipment rental companies in the United States. Prior to May 1995, Mr. Fitzgerald was a senior vice president of Houlihan Lokey, Howard & Zukin, an investment banking firm. Mr. Fitzgerald currently serves as a director of TeleServices Group, a privately held company. Mr. Fitzgerald holds an BS in Electrical Engineering from Carnegie Mellon University, and a MBA from Fordham University.

     Mr. Cole joined the Board of Directors in April 2000. Mr. Cole is a Vice President and is in charge of the Global Wireless Practice of Renaissance Strategy, a leading international consulting firm specializing in wireless and telecommunications markets. Mr. Cole has been with Renaissance since 1995. Mr. Cole was the Director of Wireless Consulting Services at EMI Strategic, a Boston based strategic marketing firm from 1993 to 1995. From 1991 to 1993, Mr. Cole held cross continental positions at the LEK Partnership, a strategy consulting firm based in the United Kingdom. Mr. Cole holds a Masters Degree in Business from Oxford University and an Undergraduate Degree in Geography, Economics and Statistics from Bristol University in England.

     Mr. Grannan joined the Company in March 1998 as Vice President, Marketing. The Board of Directors appointed Mr. Grannan as President, Chief Executive Officer, and a Director in January 1999. Prior to joining the Company, Mr. Grannan was an Area Vice President at Sprint PCS from June 1997 to March 1998. Prior to his position at Sprint PCS, Mr. Grannan worked at Andersen Consulting in the Communications Industry Group from May 1994 to June 1997, where he provided strategic services for many organizations. Mr. Grannan began his career as a Data Communications Officer in the United States Marine Corps. He holds a BA from Indiana University and received his MBA from the University of California, Berkeley.

     Mr. Baker joined the Company in October 1998 as Vice President and Chief Financial Officer. He was appointed to the Board of Directors in October 1999. From August 1996 to October 1998, he was Vice President, Finance and Controller, for the Service Provider Messaging Group at Lucent Technologies having started with Octel Communications prior to its acquisition by Lucent. From July 1995 to August 1996, Mr. Baker was the CFO for the Software Systems Group of Bell Communications Research. From June 1993 to July 1995 he was Controller at Novell after the acquisition of Unix System Laboratories (USL). At Unix System Laboratories, a worldwide software company, Mr. Baker was CFO from February 1989 to June 1993. Mr. Baker has also held a number of financial management positions with AT&T Corporation from August 1981 through February 1989. He holds a BA from the University of Pennsylvania and an MBA from the Columbia University Graduate School of Business.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight (8) meetings during the fiscal year ended March 31, 2000. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     At the fiscal year ended March 31, 2000, the Audit Committee of the Board of Directors consisted of Mr. Neylon, Mr. Balousek and Mr. Fitzgerald. The Audit Committee held four (4) meetings during fiscal 2000. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     At the fiscal year ended March 31, 2000, the Compensation Committee of the Board of Directors consisted of Mr. Balousek and Mr. Neylon. The Compensation Committee held twelve (12) meetings during fiscal 2000. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and bonuses of the Company's executive officers, and administers the Company's incentive stock plans.

DIRECTOR COMPENSATION

     The Company does not compensate its directors for services as such, except pursuant to the discretionary grant provisions of its 1994 Stock Plan. During fiscal 2000, pursuant to such provisions, Mr. Balousek was granted an option to purchase 5,000 shares at $2.063 per share in August 1999; Mr. Fitzgerald was granted an option to purchase 50,000 shares at $6.250 per share in December 1999; Mr. Neylon was granted an option to purchase 50,000 shares at $14.875 per share in January 2000. During fiscal 2001, Mr. Cole and Mr. Neylon were each granted options to purchase 50,000 shares at $15.625 per share in April 2000. These exercise prices were equal to the closing market price of Geoworks Corporation Common Stock on the dates the options were granted.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES SET FORTH HEREIN.

            PROPOSAL NO. 2 -- APPROVAL OF INCREASE IN THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to shareholder approval, an increase to the Company's authorized number of shares of Common Stock from 40,000,000 shares to 80,000,000 shares. The Company's Common Stock and Preferred Stock each have a par value of $0.001 per share.

     On July 21, 2000, 18,625,501 shares of Common Stock were issued and outstanding, 3,503,042 shares were reserved for issuance upon exercise of outstanding options and 454,080 shares were reserved for issuance through the Company's Employee Stock Purchase Plan. Thus, as of that date, the Company had approximately 17,061,041 shares of Common Stock available for issuance, of which 810,416 shares were reserved for future grant under the Company's stock option plans and future issuance pursuant to the Company's employee stock purchase plan. Also as of that date, there were 2,000,000 authorized shares of Preferred Stock, none of which were outstanding. The proposed increase in the number of authorized shares of Common Stock from 40,000,000 to 80,000,000 would result in additional shares being available for issuance from time to time for corporate purposes (such as possible stock splits, stock dividends, acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans). The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

     The additional shares of Common Stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

     If the shareholders approve the share increase pursuant to this Proposal, the Company will file an Amendment to its Certificate of Incorporation with the Secretary of the State of Delaware reflecting the increase in authorized shares.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

         PROPOSAL 3 -- APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF
             SHARES RESERVED FOR ISSUANCE UNDER THE 1994 STOCK PLAN

     The 1994 Stock Plan (the "1994 Option Plan") was adopted by the Board of Directors and approved by the shareholders in 1994. The Option Plan was amended by the Board of Directors in 1995, to allow for the granting of performance-based stock and cash awards. Such amendment was approved by the shareholders in 1995. The 1994 Option Plan was again amended by the Board of Directors in June 1996 to increase the number of shares reserved for issuance under the 1994 Option Plan from 1,500,000 to 2,150,000. The Shareholders approved this increase in August 1996. The 1994 Option Plan was again amended in May 1997 to increase the number of shares reserved for issuances under the 1994 Option Plan from 2,150,000 to 2,900,000. The stockholders approved this increase in August 1997. In addition, the 1994 Option Plan was amended in April 1998 to increase the number of shares reserved for issuances under the 1994 Option Plan from 2,900,000 to 3,685,000. The stockholders approved this increase in September 1998.

     As a result of the acquisition of the AirBoss Systems Group from Telcordia Technologies, Inc., the Company has identified a need for over 600,000 option shares. Although the Company currently has no specific plans to do additional acquisitions, such a strategy is common for companies in this stage and such transactions would require additional option grants. Stock options and stock grants play a key role in the Company's ability to recruit, reward and retain employees, consultants and directors. Technology companies have historically used stock options and stock grants as an important part of recruitment and retention packages. The Company intends to continue recruiting aggressively in order to execute its business plan. The Company competes directly with a multitude of technology companies for experienced personnel and must be able to offer comparable packages to attract the caliber of individuals that the Company believes is necessary to remain competitive.

PROPOSED AMENDMENT TO THE OPTION PLAN

     The Company is seeking shareholder approval for an amendment to the 1994 Option Plan to increase the number of shares of Common Stock reserved thereunder. Under the proposed amendment, the shares reserved for issuance under the Option Plan from 3,685,000 shares to 5,685,000 shares (an increase of 2,000,000 shares) or 11% of the Company's total shares outstanding as of July 21, 2000. The Board approved the proposed amendment on July 20, 2000, to be effective upon shareholder approval.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1994 OPTION PLAN.

     The essential provisions of the 1994 Option Plan are set forth below:

GENERAL

     The 1994 Option Plan provides for the grant of options to employees, consultants and outside directors of the Company.

     Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or non-statutory stock options. See "Tax Information" below for information concerning the tax treatment of both incentive stock options and non-statutory stock options.

PURPOSE

     The purpose of the 1994 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors of the Company and to promote the success of the Company's business.

ADMINISTRATION

     Grants to Officers and Directors. With respect to grants of options to officers and directors of the Company, the 1994 Option Plan is administered (i): by the Board of Directors, provided that the Board may do so in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) by a committee designated by the Board to administer the Option Plan, provided that the committee is also constituted in such a manner as to permit the Option Plan to company with Rule 16b-3 and section 162(m) of the Code.

     Grants to Consultants and Other Employees. With respect to grants of Options to employees or consultants who are neither directors nor officers of the Company, the 1994 Option Plan is administered by the Board, or a committee designated by the Board, which must be constituted in a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans of Delaware corporate and securities laws and of the Code.

     The interpretation and construction of any provision of the 1994 Option Plan by the Board or its committee is final and conclusive. Members of the Board or its committee receive no separate compensation for their services in connection with the administration of the 1994 Option Plan.

ELIGIBILITY

     The Company has various option plans, including the 1994 Stock Option Plan, the 1996 Supplemental Stock Option Plan and the 1997 Supplemental Stock Option Plan (for UK employees) of which various employees are eligible to participate. As of July 21, 2000 there were 3,503,042 shares subject to outstanding options in these plans and 356,336 shares were available for future grant under these Plans. The 1994 Option Plan provides that options may be granted to employees (including officers), consultants and outside directors of the Company and its designated subsidiaries. The Board of Directors or a committee of the Board selects the optionees and determines the number of shares to be subject to each option. Directors may receive discretionary grants under the 1994 Option Plan. The 1994 Option Plan places a limit on the aggregate market
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

value of shares subject to incentive stock options which become exercisable for the first time in any one calendar year. As of July 21, 2000 there were approximately 95 employees eligible to participate in the 1994 Option Plan, 2,748,349 shares were subject to outstanding options and 13,716 shares were available for future grant under the 1994 Option Plan. Over the term of the 1994 Option Plan, the following Named Executive Officers (defined below) have been granted options to purchase Common Stock as follows: Gordon E. Mayer, 164,500 shares; David L. Grannan, 450,000 shares; Stephen T. Baker, 385,000 shares; Adam de Boor, 261,100 shares; Lars Stenstedt, 213,775 shares and Rhonda Jobe, 205,000 shares. Currently, there are six directors eligible to participate in the 1994 Option Plan, including four outside directors. The six directors, including Mr. Grannan and Mr. Baker, hold outstanding options for 1,090,000 shares of Common Stock under the 1994 Option Plan. Currently, there are consultants participating in the 1994 Option Plan.

TERMS OF OPTIONS

     The terms of options granted under the 1994 Option Plan are to be determined by the Board or its committee but are not to exceed ten years from the date of grant. Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted, and is generally subject to the following additional terms and conditions:

          (a) Exercise of the Option. The 1994 Option Plan provides the Board of Directors or its committee with the discretion to determine when options granted thereunder become exercisable, subject to certain limitations on the exercisability of options granted to directors. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of Common Stock or such other consideration as determined by the Board or its committee.

          (b) Exercise Price. The exercise price of options granted under the 1994 Option Plan is determined by the Board of Directors, and may in no event be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of a stock option granted to a person who, at the time of grant, owns stock representing 10% of the voting power of all Classes of stock of the Company or any subsidiary, may not be less than 110% of market value on the date of grant. The Board of Directors of the Company or its committee determines such fair market value based upon the closing sales price (or the closing bid if no sales are reported) of the Common Stock in the Nasdaq National Market on the date prior to the date on which the option is granted.

          (c) Termination of Employment or Services. The 1994 Option Plan provides that if the optionee's employment by the Company or service as an outside director or consultant is terminated for any reason other than death or disability, the option generally may be exercised no more than 90 days after such termination, but only to the extent the option was exercisable on the date of termination.

          (d) Death. If an optionee should die while employed by the Company or while serving as an outside director or consultant of the Company, options may be exercised at any time within 12 months after the date of death (but in no event later than the option's expiration date) to the extent that the options would have been exercisable at the date of death.

          (e) Disability. If an optionee is unable to continue his or her employment or service as a director or consultant as a result of his or her total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Board or its committee and specified in the option agreement) after the date of termination, but only to the extent the option was exercisable on the date of such termination.

          (f) Termination of Options. Incentive stock options and non-statutory stock options granted under the 1994 Option Plan expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options and non-statutory stock options granted to an optionee who, at the time of the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

          (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during his or her lifetime only by the optionee, or in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

          (h) Acceleration Of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board is obligated either to accomplish an assumption or substitution of options or to give notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within 15 days of such notice.

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

PERFORMANCE-BASED COMPENSATION LIMITATION

     The number of shares an employee shall be granted in any fiscal year is limited. This limitation, shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Board or its committee determines that such limitations are not required to qualify options as performance-based compensation, the Board or its committee may modify or eliminate such limitations.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an exchange of Common Stock for a greater or lesser number of shares, appropriate adjustment shall be made in the option price and in the number of shares subject to the option.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may amend the 1994 Option Plan at any time or may terminate it without approval of the shareholders. However, no such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1994 Option Plan without the consent of the optionee. In any event, the 1994 Option Plan will terminate in 2004.

     The 1994 Option Plan provides that shareholder approval of any amendment to the Option Plan will be required only to the extent necessary to comply with then current provisions of Rule 16-3 under the Securities Exchange Act of 1934 or Section 422 of the Code (or any other applicable law or regulation).

TAX INFORMATION

     Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

     Incentive Stock Options. If an option granted under the 1994 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise of the option unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied at the time of sale the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the stock at the date of the option exercise or
(ii) the sale price of the stock. A different rule of measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company.

The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss depending on the holding period.

     Non-statutory Options. All other options which do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon an option exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the purchased price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as a long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired under exercise of a non-statutory option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1994 OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

       PROPOSAL 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending March 31, 2001, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the six month period ended March 31, 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of July 21, 2000 by (a) each beneficial owner of more than 5% of the Company's Common Stock,
(b) the Named Executive Officers (as defined below), (c) each director/nominee of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                    SHARES              PERCENTAGE
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED    BENEFICIALLY OWNED
                      ----------------                        ------------------    ------------------
Citigroup Travelers Inc.(1).................................      1,919,399               10.31%
Amazon.com, Inc.(2).........................................      1,219,512                6.55%
Integral Capital Management IV, LLC(3)......................      1,085,000                5.83%
Nokia Mobile Phones Ltd.(4).................................      1,000,000                5.37%
David L. Grannan(5).........................................        191,591                1.00%
Stephen T. Baker(5).........................................        152,501                   *
Adam de Boor(5).............................................        144,558                   *
Rhonda Jobe(5)..............................................         65,879                   *
Lars Stenstedt(5)...........................................         22,433                   *
David Neylon(5).............................................         20,000                   *
Kevin P. Fitzgerald(5)......................................         10,000                   *
Andrew Cole(5)..............................................         10,000                   *
John B. Balousek(5).........................................          4,500                   *
All directors and executive officers as a group (9
  persons)(6)...............................................        621,462                3.25%

---------------
 *  Less than one percent of the outstanding shares of Common Stock.

(1) Based on the Schedule 13G/A filed by Citigroup, Inc. ("Citigroup") dated January 28, 2000, on behalf of itself, and Salomon Smith Barney Holdings Inc. The address of Citigroup is 153 East 53rd Street, New York, New York 10043.

(2) Based on the Schedule 13D filed by Amazon.com, Inc. ("Amazon") dated February 18, 1999. The address of Amazon is 1516 Second Ave. 4th Floor, Seattle, Washington 98101.

(3) Based on the Schedule 13G filed by Integral Capital Management IV, LLC ("ICM4") dated July 7, 2000, on behalf of itself, and Integral Capital Partners NBT, LLC ("Integral NBT"), Integral Capital Management V, LLC ("ICM5"), ICP Management V, LLC ("ICP Management 5"), Integral Capital Partners IV, L.P. ("ICP4"), Integral Capital Partners IV MS Side Fund, L.P. ("Side Fund"), Integral Capital Partners V, L.P. ("ICP5"), and Integral Capital Partners V Side Fund, L.P. ("ICP5 Side Fund"). The address of Integral Capital Management IV is 2750 Sand Hill Road, Menlo Park, California, 94025.

(4) Based on the Schedule 13D filed by Nokia Mobile Phones Ltd. ("Nokia") dated February 17, 1995. The address of Nokia is P.O. Box 68, Kanslerinkatu 14, 4th Floor, Fin-33721, Tampere, Finland.

(5) Includes shares issuable pursuant to options exercisable within 60 days of July 21, 2000.

(6) Includes 514,871 shares issuable pursuant to options exercisable within 60 days of July 21, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended March 31, 2000, by (i) the Company's former and current Chief Executive Officers, and (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                         ANNUAL COMPENSATION                  NUMBER OF
                                             --------------------------------------------     SECURITIES
                                                                                OTHER         UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS(1)    COMPENSATION    OPTIONS/SARs
        ---------------------------          ----    --------    --------    ------------    ------------
David L. Grannan(2)........................  2000    $183,900    $56,767          --                --
  Chief Executive Officer and President      1999    $164,737    $39,977          --           350,000(6)
                                             1998    $  3,076         --          --                --

Adam de Boor...............................  2000    $156,136    $34,406          --            50,000
  Vice President and Chief Technology        1999    $148,875    $22,969          --           197,800
    Officer                                  1998(3) $101,190    $ 3,640          --                --

Rhonda Jobe(4).............................  2000    $132,565    $23,566          --            80,000
  Vice President, Marketing                  1999    $102,635    $13,725          --            73,000
                                             1998(3) $ 20,323         --          --            12,000

Stephen T. Baker(5)........................  2000    $155,415    $39,000          --            25,000
  Vice President, Chief Financial Officer    1999    $ 65,000    $25,656          --           260,000
    and Assistant Secretary

Lars Stenstedt.............................  2000    $130,097    $24,852          --                --
  Vice President, Sales and Business         1999    $124,582    $41,063          --           175,700
    Development                              1998(3) $108,668    $14,856          --             8,000(6)

---------------
(1) Includes cash profit sharing, cash bonuses and recurring commissions earned for the fiscal year, whether accrued or paid.

(2) In January 1999, Mr. Grannan was appointed Chief Executive Officer and President. He joined the Company as Vice President, Marketing, in March 1998.

(3) Prior non-executive position.

(4) Ms. Jobe joined the Company in January 1998.

(5) Mr. Baker joined the Company in October 1998.

(6) During Fiscal 1999, a portion of these options were subject to re-pricing and overall reduction on a 4-for-5 basis.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended March 31, 2000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually and rounded to the nearest dollar. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 2000

                                                    INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                 -------------------------------------------------------      VALUE AT ASSUMED
                                 NUMBER OF                                                     ANNUAL RATE OF
                                 SECURITIES      % OF TOTAL                                     STOCK PRICE
                                 UNDERLYING       OPTIONS                                     APPRECIATION FOR
                                  OPTIONS        GRANTED TO      EXERCISE                       OPTION TERM
                                  GRANTED        EMPLOYEES       PRICE PER    EXPIRATION    --------------------
             NAME                   (1)        IN FISCAL 2000      SHARE         DATE          5%         10%
             ----                ----------    --------------    ---------    ----------    --------    --------
David L. Grannan...............        --             --               --            --           --          --
Adam de Boor...................    50,000          4.292%         $2.3750      10/21/09     $ 74,681    $189,257
Rhonda Jobe....................    80,000          6.867%         $2.8130      04/20/09     $141,575    $358,808
Stephen T. Baker...............    25,000          2.146%         $2.3750      10/21/09     $ 37,341    $ 94,628
Lars Stenstedt.................        --             --               --            --           --          --

---------------
(1) All options have a ten-year term and vest ratably during employment, generally at 1/48 per month. The terms and conditions governing each stock option grant, including term, termination, acceleration upon change of control, exercise price, type, and commencement date, are determined by the Compensation Committee and approved by the Board of Directors.

                         OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in fiscal 2000 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 2000:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING                 VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                          SHARES                            FISCAL YEAR-END                FISCAL YEAR-END(2)
                        ACQUIRED ON       VALUE       ----------------------------    ----------------------------
         NAME            EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----           -----------    -----------    -----------    -------------    -----------    -------------
David L. Grannan......    15,800       $  504,431       148,784         185,416       $4,791,023      $5,976,202
Adam de Boor..........     9,750       $   19,338       108,811         171,039       $3,535,413      $5,647,881
Rhonda Jobe...........     4,083       $  144,691        41,667         119,250       $1,342,337      $3,853,659
Stephen T. Baker......    51,563       $1,916,620        36,875         196,562       $1,193,385      $6,505,270
Lars Stenstedt........     7,000       $  200,706        76,688         119,037       $2,364,207      $3,814,778

---------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale of the Company's Common Stock on the Nasdaq National Market of $35.6250 per share on March 31, 2000 (the last trading day for fiscal 2000), minus the exercise price of in-the-money options.

CERTAIN TRANSACTIONS

     In February 1995, the Company sold 1,000,000 unregistered shares of its Common Stock to Nokia Mobile Phones Ltd. ("Nokia"), then a greater than 5% stockholder of the Company at an aggregate purchase price of $7,500,000. The Company also granted Nokia registration rights with respect to the shares purchased.

     In December 1994, the Company and Nokia entered into an Agreement for the Terms and Conditions Regarding Software Development and Licensing. Under the Agreement, the Company has licensed certain software technology to Nokia for incorporation by Nokia into various of its hardware products. In exchange, Nokia is required to pay certain engineering fees and royalties to the Company. In fiscal 2000, the Company recognized $2,649,000 of license revenue from Nokia and also received from Nokia professional services fees of $1,067,000.

     During fiscal 2000, the Company agreed to lend $94,000 to Stephen T. Baker, Vice President, Chief Financial Officer, Director of the Company, for the purchase of 52,000 shares of the Company's Common Stock under a promissory note bearing interest at 6% per annum, compounded annually. The loan was secured by a pledge of Mr. Baker's shares of the Company's Common Stock and his principal residence. The note matures in February 2005. As of March 31, 2000, approximately $94,000 of principal and approximately $800 of accrued interest were outstanding under the note.

     During fiscal 1999, the Company agreed to lend $220,000 to Gordon E. Mayer, the Chairman of the Board of Directors of the Company, for the purchase of 330,000 shares of the Company's Common Stock under a promissory note bearing interest at 5% per annum, compounded semiannually. The loan was secured by a pledge of Mr. Mayer's shares of the Company's Common Stock and his principal residence. The note matured in October 1999. Mr. Mayer paid the outstanding balances in cash, in fiscal 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of directors Neylon and Balousek as of March 31, 2000. Neither Mr. Neylon or Mr. Balousek has ever been an officer of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 2000, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

                               PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Geoworks, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index from the date of the Company's initial public offering on June 23, 1994 through March 31, 2000. Note that historic stock price performance is not necessarily indicative of future stock price performance.
                              [PERFORMANCE GRAPH]

                                                                               CHASE H&Q SOFTWARE
                                                        GEOWORKS                  SECTOR INDEX          NASDAQ STOCK MARKET -U.S.
                                                        --------               ------------------       -------------------------
Mar-95                                                   100.00                      100.00                      100.00
Jun-95                                                   153.85                      115.64                      114.38
Sep-95                                                   236.92                      125.73                      128.16
Dec-95                                                   233.85                      125.37                      129.72
Mar-96                                                   369.23                      136.82                      135.80
Jun-96                                                   436.92                      149.18                      146.86
Sep-96                                                   320.00                      153.45                      152.11
Dec-96                                                   301.54                      152.40                      159.61
Mar-97                                                    81.54                      139.07                      150.95
Jun-97                                                    71.54                      165.18                      178.61
Sep-97                                                   201.54                      198.06                      208.82
Dec-97                                                   118.46                      184.27                      195.56
Mar-98                                                    91.54                      239.20                      228.88
Jun-98                                                    43.08                      247.95                      235.15
Sep-98                                                    16.54                      206.82                      212.20
Dec-98                                                    44.62                      240.73                      275.75
Mar-99                                                    38.85                      240.61                      309.19
Jun-99                                                    36.92                      274.64                      338.33
Sep-99                                                    37.69                      305.04                      346.46
Dec-99                                                   206.15                      547.71                      511.15
Mar-00                                                   438.46                      577.65                      574.04

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee Report below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such Acts.

     The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and compensation programs, both cash-based and equity-based. The Committee generally determines the base salary levels and performance-based incentive compensation levels for executives at the end of each fiscal year, and reviews both those levels and the executives' performance against those levels on a quarterly basis.

COMPENSATION PHILOSOPHY

     The Committee has adopted an executive pay-for-performance philosophy covering all officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance. Further, the overall compensation philosophy is to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company, and to motivate them through incentive compensation tied to performance objectives. The Committee believes that the interests of its executives are best aligned with those of the Company and its stockholders when the executives' overall compensation depends upon the Company's performance, and when the executives are themselves owners of stock in the Company. The Company encourages broad-based employee ownership of its stock through stock option and stock purchase programs in which, as a general rule, all regular employees with three (3) months of service, whose customary employment is at least twenty (20) hours per week and more than five (5) months per year are eligible to participate. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. At the highest level, the focus is on corporate performance against objectives and individual contributions toward that performance. Secondarily, the focus is on strategic departmental objectives in support of the corporate mission, and individual contribution toward and satisfaction of those objectives.

COMPENSATION PROGRAM

     The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has the following principal components:

  Cash-Based Compensation

     Base Salary: Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution by the individual executive officer, including, where appropriate, adjustment for any promotion or substantial increase in responsibilities. Market information and salary surveys are used as a frame of reference for annual salary adjustments and starting salaries. Executive officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in comparable industries. In general, salary increases are made based on median increases in salaries for similar executives of similar sized companies in the high technology and wireless communications industries. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. However, commencing with fiscal 1996, base salary has become a relatively smaller element in the total executive officer compensation package, as the Company has introduced greater pay-for-performance programs.

     Bonuses: The Company has an incentive program pursuant to which executive officers and a limited number of key employees may receive periodic cash bonuses beyond their base salary. The Committee has established for each officer, including the Chief Executive Officer, a set of performance objectives for the fiscal year primarily tied to the Company's financial performance, along with a target bonus tied to those objectives. The objectives, and the performance of each executive against his or her objectives, are reviewed quarterly, with input from the Chief Executive Officer. These financial objectives are generally based on the achievement of sales, revenue, net income or gross margin goals. Generally, executives may be eligible to receive a bonus of approximately twenty percent of their base salary if the objectives are fully met to the satisfaction of the Committee. The Committee also has the discretion to reduce the bonus to zero percent in the case of performance below expectations, or, conversely, to increase the bonus in recognition of exemplary contribution to the successful performance by the Company of its short- and long-term objectives.

  Equity-Based Compensation

     Stock Options: Consistent with prevailing compensation practices in high technology and mobile e-commerce companies, stock options are a key component of each employee's total compensation package. The Company's practice is to grant stock options to all fulltime, regular employees. Options are generally granted upon commencement of employment, and vest over four years to encourage the option holders to continue in the employ of the Company. Subsequent stock options are granted periodically to provide additional incentive and in the case of a promotion or substantial increase in responsibilities, and occasionally to reward exemplary performance. The Company takes into account the compensation practices of the companies referenced above in its salary surveys as well as the past and expected performance in determining the size of grants made to executives.

     Competition for key employees in the high technology and mobile communications industries is intense and the use of significant stock options for retention and motivation of such personnel is pervasive in order to remain competitive. The Company believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During fiscal year 2000, Mr. Grannan's compensation was largely structured on the Company's future attainment of strategic objectives.

     On January 10, 1999, Mr. Grannan was appointed President and Chief Executive Officer of the Company following the resignation of David A. Thatcher. In December 1999, based on the performance of Mr. Grannan and the Company against strategic and financial objectives since his appointment, the Committee increased Mr. Grannan's annual salary to $210,000 from $175,000. Mr. Grannan's salary and bonus for the past fiscal year are reflected in the Executive Compensation table set forth in this Proxy. Mr. Grannan is eligible to receive quarterly bonuses in accordance with the financial objectives relating to bonuses set forth above in this Compensation Committee Report.

     The Committee believes that Mr. Grannan's compensation is modest relative to that of other chief executive officers of publicly-held technology and wireless communication companies, but is appropriate in light of the Company's life stage and continued investment in emerging markets.

COMPENSATION LIMITATIONS FOR TAX PURPOSES

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirement of being performance-based under the regulations under the Section, the Committee believes that the Section will not reduce any tax deduction available to the Company.

SUMMARY

     The Committee believes that a fair and motivating compensation program has played a critical role in the Company's ability to attract and retain highly qualified executive officers.

                                          Respectfully submitted by:

                                          The Compensation Committee

                                          DAVID NEYLON
                                          JOHN B. BALOUSEK

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors

                                          TIMOTHY J. TOPPIN
                                          Secretary

Dated: August 10, 2000

                              GEOWORKS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 2000


      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


The undersigned hereby appoints Timothy J. Toppin with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Geoworks Corporation (the "Company") to be held at 960 Atlantic Avenue, Alameda, California 94501 on September 12, 2000, at 11:00 a.m., local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:







                                                                 -----------
                                                                 SEE REVERSE
                                                                 SIDE
                                                                 -----------

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


                                                                                               [X]  PLEASE MARK YOU CHOICE LIKE THIS

ACCOUNT NUMBER                                        COMMON

------------------------------------------------------------------------------------------------------------------------------------
                                                                    WITHHELD
                                                           FOR       FOR ALL
1.  ELECTION OF DIRECTORS                                  [ ]         [ ]      4.  RATIFICATION OF SELECTION OF ERNST & YOUNG LLP
    Nominees: David Neylon                                                          AS THE COMPANY'S INDEPENDENT AUDITORS.
              John B. Balousek
              Kevin P. Fitzgerald
              Andrew Cole                                                           FOR        AGAINST       ABSTAIN
              David L. Grannan                                                      [ ]          [ ]           [ ]
              Stephen T. Baker



Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:


------------------------------------------------------------------------------------------------------------------------------------
2.  TO APPROVE AN INCREASE IN THE NUMBER OF       FOR     AGAINST    ABSTAIN    The Board of Directors recommends a vote FOR all
    AUTHORIZED SHARES OF COMMON STOCK             [ ]       [ ]        [ ]      nominees for election and FOR Proposals 2, 3 and 4.
    ISSUABLE BY THE COMPANY FROM 40,000,000
    TO 80,000,000.
                                                                                THIS PROXY WILL BE VOTED AS DIRECTED. IN THE
                                                                                ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR
                                                                                THE COMPANY'S NOMINEES FOR ELECTION AND FOR
                                                                                PROPOSALS 2, 3 and 4.

                                                                                In their discretion, the proxies are authorized to
                                                                                vote upon such other business as may properly come
                                                                                before the meeting or any adjournment or
                                                                                postponement thereof to the extent authorized by
                                                                                Rule 14a-4(c) promulgated by the Securities and
                                                                                Exchange Commission.


                                                                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                                DIRECTORS OF THE COMPANY.

--------------------------------------------------------------------------------Dated: August 7, 2000
3.  TO APPROVE AN AMENDMENT TO THE               FOR     AGAINST   ABSTAIN
    COMPANY'S 1994 STOCK PLAN TO                 [ ]      [ ]        [ ]            Timothy J. Toppin, Secretary
    INCREASE THE NUMBER OF SHARES OF                                            ------------------------------------------
    COMMON STOCK RESERVED FOR ISSUANCE                                          Signature(s)                          Date
    THEREUNDER BY 2,000,000 SHARES.
                                                                                Please sign exactly as your name(s) appear(s) on
                                                                                your stock certificate. If shares are held of
                                                                                record in the names of two or more persons or in
                                                                                the name of husband and wife, whether as joint
                                                                                tenants or otherwise, both or all of such persons
                                                                                should sign the proxy. If shares of stock are held
                                                                                of record by a corporation, the proxy may be
                                                                                executed by an officer, agent or proxyholder as
                                                                                the bylaws of the corporation may prescribe, or in
                                                                                the absence of that determination, by the
                                                                                Chairman, president or any vice president.
                                                                                Executors, administrators or other fiduciaries who
                                                                                execute the above proxy for a deceased stockholder
                                                                                should give their full title. Please date the
                                                                                proxy.

                                                                                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
                                                                                PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN
                                                                                THIS PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE
                                                                                SO THAT YOUR SHARES MAY BE REPRESENTED AT THE
                                                                                MEETING.
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